FIRST AMENDMENT
TO THE
CHICO’S FAS, INC.
2005 CASH BONUS INCENTIVE PLAN
     THIS FIRST AMENDMENT TO THE CHICO’S FAS, INC. 2005 CASH BONUS INCENTIVE PLAN is made and entered into on the date set forth below by Chico’s FAS, Inc. (the “Company”).
WITNESSETH:
     WHEREAS, the Company has established the Chico’s FAS, Inc. Cash Bonus Plan (the “Plan”); and
     WHEREAS, pursuant to the terms of the Plan, the Compensation and Benefits Committee of the Board of Directors of the Company (the “Committee”) is authorized to amend the Plan; and
     WHEREAS, on March 20, 2006, the Committee authorized the adoption of an amendment to the Plan to extend the Plan such that the Plan continues to apply for the Company’s 2006 fiscal year.
     NOW, THEREFORE, effective March 20, 2006, Section 2(h) of the Plan is deleted in its entirety and the following is substituted in lieu thereof:
     (h) “PERFORMANCE PERIOD” means, as applicable, (i) the Company’s 2005 fiscal year or any portion thereof designated by the Committee or (ii) the Company’s 2006 fiscal year or any portion thereof designated by the Committee.
     IN WITNESS THEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer this 5th day of April, 2006, but effective for all purposes as of January 29, 2006.
CHICO’S FAS, INC.
By: /s/ Michael J. Kincaid
Name: Michael J. Kincaid
Title: SVP-Finance, CAO & Ass’t Secretary